                                                                      EXHIBIT 21

                          McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                          YEAR ENDED DECEMBER 31, 2004

                                                                             JURISDICTION      PERCENTAGE
                                                                                  OF          OF OWNERSHIP
                           NAME OF COMPANY                                   ORGANIZATION       INTEREST
J. Ray McDermott, S.A.                                                          Panama             100
              McDermott Holdings (U.K) Limited                              United Kingdom         100
                  McDermott Marine Construction Limited                     United Kingdom         100
              McDermott Far East, Inc.                                          Panama             100
                  P.T.McDermott Indonesia                                      Indonesia            75
              J. Ray McDermott Holdings, Inc.                                  Delaware            100
                  J. Ray McDermott, Inc.                                       Delaware            100
                      J. Ray McDermott Engineering Holdings, Inc               Delaware            100
                           J. Ray McDermott Engineering, LLC                   Delaware            100
              McDermott Caspian Contractors, Inc.                               Panama             100
              J. Ray McDermott International, Inc.                              Panama             100
                  J. Ray McDermott Far East, Inc.                               Panama             100

         McDermott Incorporated                                                Delaware            100
              Babcock & Wilcox Investment Company                              Delaware            100
                  BWX Technologies, Inc.                                       Delaware            100

The subsidiaries omitted from the foregoing list, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.